CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 (File no. 333-145192) of our report dated September 6, 2012 with respect to the audited financial statements of Digipath Solutions, LLC for the years ended June 30, 2012 and 2011.

The Woodlands, Texas

November 13, 2012